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                                                                   EXHIBIT 23.1
                                                                   ------------


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 26, 2003, accompanying the consolidated financial statements and schedules included in the Annual Report of Halsey Drug Co., Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Halsey Drug Co., Inc. on Forms S-8 (Registration Nos. 333-63288 and 33-98356), pertaining to the 1998 Stock Option Plan and the 1995 Stock Option Plan.



GRANT THORNTON LLP

Melville, New York
May 5, 2003